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Exhibit 5.2

[AKIN GUMP STRAUSS HAUER & FELD LLP LETTERHEAD]

August 3, 2004

Apex Silver Mines Limited
Walker House
Mary Street
George Town, Grand Cayman
Cayman Islands, British West Indies

Ladies and Gentlemen:

        We have acted as counsel to Apex Silver Mines Limited (the "Company"), a Cayman Islands corporation, in connection with the filing of a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of the sale from time to time of up to $200,000,000 aggregate amount of (i) senior debt securities and unsecured subordinated debt securities of the Company (collectively, the "Debt Securities"), (ii) preference shares, par value $0.01 per share, of the Company (the "Preference Shares"), (iii) depositary shares representing a fraction of a share of a particular class or series of Preference Shares (the "Depositary Shares"), (iv) ordinary shares, par value $0.01 per share, of the Company (the "Ordinary Shares"), (v) warrants of the Company to purchase Ordinary Shares and/or Preference Shares (the "Warrants") and (vi) rights to purchase Ordinary Shares (the "Ordinary Share Purchase Rights").

        We have examined (i) the Registration Statement, (ii) the form of Senior Indenture to be executed by the Company and The Bank of New York, as trustee (the "Senior Debt Indenture"), and (iii) the form of Subordinated Indenture to be executed by the Company and The Bank of New York, as trustee (the "Subordinated Debt Indenture", and together with the Senior Debt Indenture, the "Indentures").

        We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal right and power of all parties to enter into and execute the documents to which they are a party and to consummate the transactions contemplated therein, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

        Based upon such examination and representations of the Company and subject to the qualifications contained herein, we advise you that, in our opinion:

        1.     Assuming that the Indentures, any Debt Securities and any supplemental indentures to be entered into in connection with the issuance of such Debt Securities have been duly authorized, when (i) the Indentures have been qualified under the Trust Indenture Act of 1939, as amended, (ii) a supplemental indenture in respect of the Debt Securities has been duly executed and delivered, (iii) the terms of the Debt Securities have been duly established in accordance with the applicable Indenture and the applicable supplemental indenture relating to such Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iv) the Debt Securities have been duly executed and authenticated by the applicable trustee in accordance with the applicable Indenture and the applicable supplemental indenture relating to such Debt Securities and duly issued and delivered by the Company in the manner contemplated by the Registration Statement and any prospectus supplement relating thereto, the Debt Securities (including any Debt Securities duly issued upon exchange or conversion of any shares of Preference Shares or Depositary Shares that are exchangeable or convertible into Debt Securities) will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

        2.     Assuming that a Warrant Agreement relating to the Warrants (the "Warrant Agreement") has been duly authorized, when (i) the Warrant Agreement has been duly executed and delivered, (ii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Warrants so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

        3.     Assuming that an Ordinary Share Purchase Rights Agreement relating to the Ordinary Share Purchase Rights (the "Ordinary Share Purchase Rights Agreement") and such Ordinary Share Purchase Rights have been duly authorized, when (i) the Ordinary Share Purchase Rights Agreement has been duly executed and delivered, (ii) the terms of the Ordinary Share Purchase Rights and of their issuance and sale have been duly established in conformity with the Ordinary Share Purchase Rights Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) the Ordinary Share Purchase Rights have been duly executed and issued in accordance with the Ordinary Share Purchase Rights Agreement relating to such Ordinary Share Purchase Rights, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Ordinary Share Purchase Rights will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

        In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any security, (i) the Company's board of directors shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded, (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded and there shall not have been issued any stop order suspending the effectiveness of the Registration Statement, and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

        The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally; (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing; (iv) the power of the courts to award damages in lieu of equitable remedies; (v) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution and (vi) with regard to the Debt Securities, (A) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments outside the United States. Further, the waiver of usury, stay or extension laws contained in Section 6.15 of the Indentures may be deemed unenforceable. Although it appears that the requirements of Section 5-1401 of the New York General Obligations Law have been met, we express no opinion on whether the choice of law provision in Section 1.13 of the Indentures would raise any issues under the United States constitution or in equity that would affect whether courts in New York would enforce the choice of New York law to govern the Indentures.

        This law firm is a registered limited liability partnership organized under the laws of the State of Texas. Our opinion relates only to the laws of the State of New York and the federal law of the United States of America. We express no opinion of the law of any other jurisdiction.

        This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We assume herein no obligation, and hereby disclaim any obligation, to make any inquiry after the date hereof or to advise you of any future changes in the foregoing or of any facts or circumstances that may hereafter come to our attention.

        We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereof.

                      Very truly yours,

                      /s/ Akin Gump Strauss Hauer & Feld LLP

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  Exhibit 5.2